UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 7, 2009

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ  07902-0080
(Address of principal executive offices)

908-273-5575
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Report.

Employment Agreement

Effective as of January 7, 2009, Prime Sun Power Inc. (the “Company”) has entered into an Employment Agreement with Frank Juergens regarding his service as Chief Operating Officer of the Company.

Under the Employment Agreement, Mr. Juergens has agreed to serve as Chief Operating Officer for a two year period.  In consideration for services rendered to the Company, Mr. Juergens shall be paid a base salary of 130,000 Swiss Francs per year.  In addition, Mr. Juergens will be granted options to purchase 50,000 shares of common stock of the Company.  This stock option shall be subject to the customary terms and conditions of all Company stock options.  The Employment Agreement contains provisions regarding protection of Company trade secrets, non-solicitation of Company employees or customers and non-competition with the Company during the term of the Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Frank Juergens

Effective as of January 7, 2009, Frank Juergens has been appointed as the Company’s Chief Operating Officer and Interim Chief Executive Officer.

Mr. Juergens, 44, served from September of 2006 until December of 2008 as the Business Manager at Oerlikon Solar AG, Trubbach Ltd. (Switzerland), a company which provides thin film silicon PV module production equipment, end-to-end fabrication lines, process technology and services to enable automated mass production of large-area, thin-film silicon solar modules.  Prior to that position, from January of 2003 until August of 2006, Mr. Juergens served as Sales and Project Manager at GfE Fremat GmbH (Germany), a manufacturer of materials for PVD thin film technology.

Mr. Juergens shall be compensated for his services as Chief Operating Officer pursuant to the Employment Agreement described in Item 1.01, above which Item is incorporated herein by reference hereto.

Resignation of Gerald Sullivan

Effective as of January 7, 2009, Mr. Gerald Sullivan has resigned as the Company’s Chief Financial Officer and Interim Chief Executive Officer.

Appointment of Mathias Kaiser

Effective as of January 7, 2009, Mathias Kaiser has been appointed as the Company’s Chief Financial Officer.

Mr. Kaiser, 35, has served as Chief Financial Officer of Rudana Investment Group AG (“Rudana”), a Swiss investment holding company which is the Company’s majority shareholder, since October of 2008.  From March until October of 2008, Mr. Kaiser was the Finance & Reporting Manager of Compass-Group AG, a company engaged in the provision of large-scale institutional catering management and services and the provision of planning and consultancy services for restaurant and catering enterprises.  From February of 2006 until July of 2007, he was the Operating Effectiveness Manager for Adecco & Management Consulting AG, a human resources company.  From February of 2003 until February of 2005, he served as business controller for Daniel Swarovski Corporation AG, a large international retail business.  Mr. Kaiser is compensated for his services by Rudana, and he is not separately compensated by the Company.

#         #        #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Barbara Salz
Name:Barbara Salz
Title:Corporate Secretary

Date:      January 9, 2009